FILED PURSUANT TO RULE 424(b)(2)
REGISTRATION NO. 333-206953

CALCULATION OF REGISTRATION FEE

	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)
4.00% Senior Notes due 2025. . . . . . . . . . . . . . . . . .. . .	$850,000,000	99.872%	$848,912,000	$105,689.54

(1)	The filing fee is calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended.

PROSPECTUS SUPPLEMENT

(To Prospectus dated September 15, 2015)

SunTrust Banks, Inc.

$850,000,000

4.00% Senior Notes due 2025

SunTrust Banks, Inc. will pay interest on the notes on May 1 and November 1 of each year, beginning November 1, 2018. The notes will bear interest at a rate of 4.00% per annum. The notes will mature on May 1, 2025.

The notes will be senior unsecured indebtedness of SunTrust Banks, Inc. and rank equally with SunTrust Banks, Inc.’s other senior unsecured indebtedness and will be effectively subordinated to SunTrust Banks, Inc.’s secured indebtedness and indebtedness of its subsidiaries. The notes will be issued only in fully registered book-entry form without coupons and in denominations of $5,000 and integral multiples of $1,000 in excess thereof. We may redeem some or all of the notes at the times and prices described in “Description of the Notes” in this prospectus supplement. The notes will not be subject to repayment at the option of the holder at any time prior to maturity and will not be entitled to any sinking fund.

The notes will not be listed on any securities exchange. Currently there is no public market for the notes.

The notes will not be deposits or other obligations of a depository institution and will not be insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

Investing in the notes involves risk. See “Risk Factors” beginning on page S-5 of this prospectus supplement to read about factors you should consider before investing in the notes.

Neither the Securities and Exchange Commission, any state securities commission, the Federal Deposit Insurance Corporation, the Board of Governors of the Federal Reserve System nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Note	Total
Initial Public Offering Price(1)	99.872%	$848,912,000
Underwriting Discount	0.400%	$3,400,000
Proceeds, Before Expenses, to SunTrust Banks, Inc.	99.472%	$845,512,000

(1)	Plus accrued interest, if any, from April 26, 2018.

The underwriters expect to deliver the notes in book-entry form only through the facilities of The Depository Trust Company against payment in New York, New York on April 26, 2018. Beneficial interests in the notes will be shown on, and transfers thereof will be effected only through, records maintained by The Depository Trust Company and its direct and indirect participants, including Clearstream Banking, société anonyme, Luxembourg and Euroclear Bank S.A./N.V.

Joint Bookrunners

SunTrust Robinson Humphrey	Barclays	Morgan Stanley	RBC Capital Markets

Co-Managers

Citigroup	R. Seelaus & Co., Inc.	Ramirez & Co., Inc.	The Williams Capital Group, L.P.

Prospectus Supplement dated April 24, 2018

Prospectus Supplement

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part is the prospectus, which describes more general information, some of which may not apply to this offering. You should read both this prospectus supplement and the accompanying prospectus, together with additional information described below under the heading “Where You Can Find More Information.”

Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus supplement to “SunTrust,” “we,” “us,” “our” or similar references mean SunTrust Banks, Inc. and its subsidiaries.

If the information set forth in this prospectus supplement differs in any way from the information set forth in the accompanying prospectus, you should rely on the information set forth in this prospectus supplement.

Neither we nor the underwriters have authorized anyone to provide you with information other than the information contained in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference, or any free writing prospectus that we prepare and distribute. Neither we nor the underwriters take any responsibility for, or provide any assurance as to the reliability of, any other information that others may give you. This prospectus supplement, the accompanying prospectus and any such free writing prospectus may be used only for the purposes for which they have been prepared.

We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information appearing in this prospectus supplement or any document incorporated by reference is accurate as of any date other than the date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date. Neither this prospectus supplement nor the accompanying prospectus constitutes an offer, or an invitation on our behalf or on behalf of the underwriters, to subscribe for and purchase, any of the securities and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (the “EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive 2002/92/EC (as amended, the “Insurance Mediation Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MIFID II; or (iii) not a qualified investor as defined in Article 2(1)(e) of Directive 2003/71/EC (as amended, the “Prospectus Directive”).

Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

This prospectus supplement is not a prospectus for the purposes of the Prospectus Directive as implemented in member states of the EEA.

S-ii

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission, or the “SEC.” Our SEC filings are available to the public from the SEC’s web site at http://www.sec.gov. To receive copies of public records not posted to the SEC’s web site at prescribed rates, you may complete an online form at http://www.sec.gov, send a fax to 202-772-9337 or submit a written request to the SEC, Office of FOIA/PA Operations, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information. Our SEC filings are also available at the offices of the New York Stock Exchange, or the “NYSE.” For further information on obtaining copies of our public filings at the NYSE, you should call 212-656-3000.

The SEC allows us to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus supplement, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the following documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the “Exchange Act,” prior to the termination of the offering (other than, in each case, information that is deemed not to have been filed in accordance with SEC rules):

•	Annual Report on Form 10-K for the year ended December 31, 2017;

•

The portions of the Definitive Proxy Statement on Schedule 14A for our Annual Meeting of Stockholders held on April 24, 2018 incorporated by reference to the Annual Report on Form 10-K for the year ended December 31, 2017; and

•	Current Reports on Form 8-K filed January 26, 2018, January 29, 2018, February 14, 2018, April 20, 2018 (Film Number 18765151) and April 24, 2018 (two filings).

You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing), at no cost, by writing or calling us at the following address:

SunTrust Banks, Inc.

303 Peachtree Street, NE

Atlanta, Georgia 30308

Telephone: 404-588-7711

Attn: Corporate Secretary

We have also filed a registration statement (No. 333-206953) with the SEC relating to the securities offered by this prospectus supplement and the accompanying prospectus. This prospectus supplement is part of the registration statement. You may obtain from the SEC a copy of the registration statement and exhibits that we filed with the SEC when we registered the notes. The registration statement may contain additional information that may be important to you.

Unless otherwise indicated, currency amounts in this prospectus supplement are stated in U.S. dollars.

S-iii

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

The information included or incorporated by reference in this prospectus supplement may contain forward-looking statements, including statements about credit quality and the future prospects of SunTrust. Statements that do not describe historical or current facts, including statements about beliefs and expectations, are forward-looking statements. These statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” “potentially,” “probably,” “projects,” “outlook” or similar expressions or future conditional verbs such as “may,” “will,” “should,” “would” and “could.”

Such statements are based upon the current beliefs and expectations of SunTrust’s management and on information currently available to management. The forward-looking statements are intended to be subject to the safe harbor provided by Section 27A of the Securities Act of 1933, as amended, or the “Securities Act,” and Section 21E of the Exchange Act. Such statements speak as of the date hereof, and SunTrust does not assume any obligation to update the statements included or incorporated by reference herein or to update the reasons why actual results could differ from those contained in such statements in light of new information or future events.

Forward-looking statements are subject to significant risks and uncertainties. Investors are cautioned against placing undue reliance on such statements. Actual results may differ materially from those set forth in the forward-looking statements. Factors that could cause actual results to differ materially from those described in the forward-looking statements can be found under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2017, as well as in our periodic reports and Current Reports filed on Form 8-K with the SEC and available at the SEC’s internet site (http://www.sec.gov). Those factors include:

•

current and future legislation and regulation could require us to change our business practices, reduce revenue, impose additional costs, or otherwise adversely affect business operations or competitiveness;

•	we are subject to stringent capital adequacy and liquidity requirements and our failure to meet these would adversely affect our financial condition;

•	the monetary and fiscal policies of the federal government and its agencies could have a material adverse effect on our earnings;

•

our financial results have been, and may continue to be, materially affected by general economic conditions, and a deterioration of economic conditions or of the financial markets may materially adversely affect our lending and other businesses and our financial results and condition;

•	changes in market interest rates or capital markets could adversely affect our revenue and expenses, the value of assets and obligations, and the availability and cost of capital and liquidity;

•

our earnings may be affected by volatility in mortgage production and servicing revenues, and by changes in carrying values of our servicing assets and mortgages held for sale due to changes in interest rates;

•

interest rates on our outstanding financial instruments might be subject to change based on regulatory developments, which could adversely affect our revenue, expenses, and the value of those financial instruments;

•	disruptions in our ability to access global capital markets may adversely affect our capital resources and liquidity;

•	we are subject to credit risk;

S-iv

•	we may have more credit risk and higher credit losses to the extent that our loans are concentrated by loan type, industry segment, borrower type, or location of the borrower or collateral;

•	we rely on the mortgage secondary market and government-sponsored enterprises for some of our liquidity;

•	loss of customer deposits could increase our funding costs;

•	any reduction in our credit rating could increase the cost of our funding from the capital markets;

•	we are subject to litigation, and our expenses related to this litigation may adversely affect our results;

•	we may incur fines, penalties and other negative consequences from regulatory violations, possibly even inadvertent or unintentional violations;

•

we are subject to certain risks related to originating and selling mortgages, and may be required to repurchase mortgage loans or indemnify mortgage loan purchasers as a result of breaches of representations and warranties, or borrower fraud, and this could harm our liquidity, results of operations, and financial condition;

•	we face risks as a servicer of loans;

•	consumers and small businesses may decide not to use banks to complete their financial transactions, which could affect net income;

•	we have businesses other than banking which subject us to a variety of risks;

•	negative public opinion could damage our reputation and adversely impact business and revenues;

•	we may face more intense scrutiny of our sales, training, and incentive compensation practices;

•	we rely on other companies to provide key components of our business infrastructure;

•	competition in the financial services industry is intense and we could lose business or suffer margin declines as a result;

•	we continually encounter technological change and must effectively develop and implement new technology;

•	maintaining or increasing market share depends on market acceptance and regulatory approval of new products and services;

•	we have in the past and may in the future pursue acquisitions, which could affect costs and from which we may not be able to realize anticipated benefits;

•	we depend on the expertise of key personnel, and if these individuals leave or change their roles without effective replacements, operations may suffer;

•

we may not be able to hire or retain additional qualified personnel and recruiting and compensation costs may increase as a result of turnover, both of which may increase costs and reduce profitability and may adversely impact our ability to implement our business strategies;

S-v

•	our framework for managing risks may not be effective in mitigating risk and loss to us;

•	our controls and procedures may not prevent or detect all errors or acts of fraud;

•	we are at risk of increased losses from fraud;

•

our operational and communications systems and infrastructure may fail or may be the subject of a breach or cyber-attack that, if successful, could adversely affect our business and disrupt business continuity;

•

a disruption, breach, or failure in the operational systems and infrastructure of our third party vendors and other service providers, including as a result of cyber-attacks, could adversely affect our business;

•	natural disasters and other catastrophic events could have a material adverse impact on our operations or our financial condition and results;

•	the soundness of other financial institutions could adversely affect us;

•	we depend on the accuracy and completeness of information about clients and counterparties;

•	our accounting policies and processes are critical to how we report our financial condition and results of operation, and they require management to make estimates about matters that are uncertain;

•	depressed market values for our stock and adverse economic conditions sustained over a period of time may require us to write down all or some portion of our goodwill;

•	our stock price can be volatile;

•	we might not pay dividends on our stock;

•	our ability to receive dividends from our subsidiaries or other investments could affect our liquidity and ability to pay dividends;

•

any change in the calculation of LIBOR as a result of recent regulatory actions or for any other reason, or the failure of LIBOR to continue to be published and used as a reference rate for securities for any reason; and

•	certain banking laws and certain provisions of our articles of incorporation may have an anti-takeover effect.

S-vi

SUMMARY

The following information should be read together with the information contained in or incorporated by reference in other parts of this prospectus supplement and in the accompanying prospectus. It may not contain all the information that is important to you. You should carefully read this entire prospectus supplement and the accompanying prospectus, as well as the information to which we refer you and the information incorporated by reference herein, before making a decision about whether to invest in the notes. To the extent the following information is inconsistent with the information in the accompanying prospectus, you should rely on the following information. If any statement in this prospectus supplement conflicts with any statement in a document which we have incorporated by reference, then you should consider only the statement in the more recent document. You should pay special attention to the “Risk Factors” section of this prospectus supplement to determine whether an investment in the notes is appropriate for you.

SunTrust Banks, Inc.

SunTrust Banks, Inc., with total consolidated assets of $204.9 billion and total consolidated deposits of $162.4 billion as of March 31, 2018, is a leading provider of financial services. Our flagship subsidiary, SunTrust Bank, offers a full line of financial services for consumers, businesses, corporations, and institutions, both through its branches and through other national delivery channels. In addition to deposit, credit, mortgage banking, and trust and investment services offered by our bank, our other subsidiaries provide asset and wealth management, securities brokerage, and capital markets services.

SunTrust enjoys strong market positions in some of the highest-growth markets in the United States and also serves clients in selected markets nationally. Our strategic priorities include growing and deepening client relationships, improving our efficiency, and optimizing our balance sheet to enhance returns. We are a purpose-driven company focused on Lighting The Way to Financial Well-Being for our clients, investors, teammates, and communities.

As of March 31, 2018, SunTrust had 1,236 full service banking offices and 2,075 ATMs, which are located primarily in Florida, Georgia, Maryland, North Carolina, South Carolina, Tennessee, Virginia and the District of Columbia. In addition, SunTrust provides clients with a selection of branch-based and technology-based banking channels, including the internet, mobile, ATMs, and telebanking.

As of March 31, 2018, SunTrust had total assets under advisement of $156.9 billion, consisting of $43.2 billion in trust and institutional managed assets, $16.3 billion in retail-brokerage managed assets and $97.4 billion in non-managed assets. SunTrust’s mortgage servicing portfolio was $164.7 billion as of March 31, 2018.

Our internet address is http://www.suntrust.com, and our investor relations website is http://investors.suntrust.com. Information presented on or accessed through our websites is not incorporated into, or made a part of, this prospectus supplement.

Our principal executive offices are located at SunTrust Banks, Inc., 303 Peachtree Street, NE, Atlanta, Georgia 30308. Our telephone number is 404-588-7711.

Summary of the Offering

The following summary contains basic information about the notes and the offering and is not intended to be complete. It does not contain all the information that is important to you. For a more complete understanding of the notes, you should read the section of this prospectus supplement entitled “Description of the Notes.”

Issuer	Sun Trust Banks, Inc.

Securities Offered	4.00% Senior Notes due 2025

Maturity Date	May 1, 2025.

Interest Payments	The notes will bear interest from April 26, 2018 or from the most recent interest payment date on which we paid or provided for interest on the notes, at the rate of 4.00% per annum. We will pay interest on the notes semiannually in arrears on May 1 and November 1 of each year beginning on November 1, 2018. Interest on the notes will be calculated based on a 360-day year composed of twelve 30-day months.

Redemption/Repayment	We may, at our option, at any time and from time to time prior to March 1, 2025 (two months prior to the maturity date) (the “Par Call Date”), redeem all or any portion of the notes at a redemption price equal to 100% of the principal amount of notes to be redeemed, plus accrued and unpaid interest thereon to the date of redemption, plus the make-whole amount as defined in “Description of the Notes—Redemption or Repayment.”

In addition, at any time on or after the Par Call Date, we may, at our option, at any time and from time to time, redeem all or any portion of the notes at a redemption price equal to 100% of the principal amount of notes to be redeemed plus accrued but unpaid interest thereon to the date of redemption.

The notes will not be subject to repayment at the option of the holder at any time prior to maturity.

Ranking	The notes will be senior unsecured indebtedness of SunTrust Banks, Inc. and rank equally with our other senior unsecured indebtedness and will be effectively subordinated to our secured indebtedness and indebtedness of our subsidiaries. As of March 31, 2018, we had $1.3 billion of outstanding secured debt. As of March 31, 2018, our subsidiaries’ direct borrowings and deposit liabilities totaled approximately $167.0 billion.

Use of Proceeds	We expect to receive net proceeds from this offering of approximately $844.3 million, after expenses and underwriting commissions. We intend to use the net proceeds from this offering for general corporate purposes. For further information, see “Use of Proceeds” in this prospectus supplement.

Form and Denomination	The notes will be issued in book-entry form through the facilities of The Depository Trust Company, which we refer to along with its successors in this capacity as “DTC,” in minimum denominations of $5,000 and integral multiples of $1,000 in excess thereof.

The notes will be accepted for clearance by DTC. Beneficial interests in the global securities will be shown on, and transfers thereof will be effected only through, the book-entry records maintained by DTC and its direct and indirect participants, including Euroclear Bank, S.A./N.V. (“Euroclear”) and Clearstream Banking, société anonyme, Luxembourg (“Clearstream”). Owners of beneficial interests in the notes will receive all payments relating to their notes in U.S. dollars.

Listing	The notes will not be listed on any securities exchange.

Trustee	U.S. Bank National Association.

Governing Law	The notes and the indenture governing the notes are governed by the laws of the State of New York.

Risk Factors	See “Risk Factors” and the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of the factors you should consider carefully before deciding to invest in the notes.

Conflicts of Interest	SunTrust Robinson Humphrey, Inc., our subsidiary, is participating in this offering of notes as an underwriter. Accordingly, this offering is being conducted in compliance with the provisions of FINRA Rule 5121. SunTrust Robinson Humphrey, Inc. is not permitted to sell the notes in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the customer to which the account relates.

In the future, SunTrust Robinson Humphrey, Inc. or our other affiliates may repurchase and resell the notes in market-making transactions, with resales being made at prices related to prevailing market prices at the time of the resale or at negotiated prices.

Ratio of Earnings to Fixed Charges

The following table shows our consolidated ratio of earnings to fixed charges. The ratio of earnings to fixed charges has been computed by dividing:

•	net income excluding income taxes plus fixed charges, by

•	fixed charges.

Fixed charges represent interest expense, either including or excluding interest on deposits as set forth below, and the portion of net rental expense deemed to be equivalent to interest on long-term debt. Interest expense, other than on deposits, includes interest on long-term debt, funds purchased and securities sold under agreements to repurchase, trading liabilities and other short-term borrowings.

	Year Ended December 31
	2017	2016	2015	2014	2013
Including interest on deposits	4.34x	5.17x	5.59x	4.58x	3.66x
Excluding interest on deposits	7.44x	7.99x	8.31x	6.70x	5.97x

RISK FACTORS

An investment in the notes involves certain risks. You should carefully consider the risks related to the notes described below, the risk factors included in our Annual Report on Form 10-K for the year ended December 31, 2017, as well as the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks related to the notes and faced by us included or incorporated by reference in this prospectus supplement and the accompanying prospectus.

The Notes Are Our Obligations and Not Obligations of Our Subsidiaries and Will Be Structurally Subordinated to the Claims of Our Subsidiaries’ Creditors.

The notes are exclusively our obligations and not those of our subsidiaries. We are a holding company that conducts substantially all of our operations through our bank and non-bank subsidiaries. As a result, our ability to make payments on the notes will depend primarily upon the receipt of dividends and other distributions from our subsidiaries. If we do not receive sufficient cash dividends and other distributions from our subsidiaries, it is unlikely that we will have sufficient funds to make payments on the notes.

Our subsidiaries are separate and distinct legal entities. Our subsidiaries have no obligation to pay any amounts due on the notes or to provide us with funds to pay our obligations, whether by dividends, distributions, loans or other payments. In addition, any dividend payments, distributions, loans or advances to us by our subsidiaries in the future will require the generation of future earnings by our subsidiaries and may require regulatory approval. Regulations of the Board of Governors of the Federal Reserve System (the “Federal Reserve”) affect the ability of SunTrust Bank to pay dividends and other distributions to us and to make loans to us. If SunTrust Bank is unable to make dividend payments to us and sufficient funds are not otherwise available, we may not be able to make principal and interest payments on our debt, including the notes.

In addition, our right to participate in any distribution of assets of any of our subsidiaries upon the subsidiary’s liquidation or otherwise will generally be subject to the prior claims of creditors of that subsidiary. Your ability as a holder of the notes to benefit indirectly from that distribution also will be subject to these prior claims. The notes are not guaranteed by any of our subsidiaries. As a result, the notes will be structurally subordinated to all existing and future liabilities and obligations of our subsidiaries (whether secured or unsecured), including deposits, which means that our subsidiaries’ creditors will be paid from our subsidiaries’ assets before holders of the notes would have any claims to those assets. As of March 31, 2018, our subsidiaries’ direct borrowings and deposit liabilities totaled approximately $167.0 billion. Our subsidiaries may incur additional debt and liabilities in the future, all of which would rank structurally senior to the notes.

The Notes Will Be Effectively Junior to All of Our Secured Indebtedness

The notes will be effectively subordinated to any secured debt we may incur, to the extent of the value of the assets securing such debt. In the event that we are declared bankrupt, become insolvent or are liquidated or reorganized, any secured debt will be entitled to be paid in full from the assets securing such debt before any payment may be made with respect to the notes. Holders of the notes will participate ratably with all holders of our unsecured indebtedness that is deemed to be of the same ranking as the notes, and potentially with all of our other general creditors, based upon the respective amounts owed to each holder or creditor, in our remaining assets.

In any of the foregoing events, we may not have sufficient assets to pay amounts due on the notes. As a result, if holders of the notes receive any payments, they may receive less, ratably, than holders of secured indebtedness.

As of March 31, 2018, we had $1.3 billion of outstanding secured debt, and the indenture under which the notes will be issued does not preclude us from issuing additional secured debt. See the section of this prospectus supplement entitled “Description of the Notes—Limitations on Mergers and Sale of Assets” and “Description of the Notes—Restrictions on Disposition of Voting Stock of Certain Subsidiaries.”

There Are Limited Covenants in the Indenture

Neither we nor any of our subsidiaries is restricted from incurring additional debt or other liabilities, including additional senior debt, under the indenture. If we incur additional debt or liabilities, our ability to pay our obligations on the notes could be adversely affected. We expect to incur, from time to time, additional debt and other liabilities. In addition, we are not restricted under the indenture from granting security interests over our assets, except to the extent described under “Description of the Notes—Limitations on Mergers and Sale of Assets” and “Description of the Notes—Restrictions on Disposition of Voting Stock of Certain Subsidiaries” in this prospectus supplement, or from paying dividends or issuing or repurchasing its securities.

In addition, there are no financial covenants in the indenture. You are not protected under the indenture in the event of a highly leveraged transaction, reorganization, a default under our existing indebtedness, restructuring, merger or similar transaction that may adversely affect you, except to the extent described under “Description of the Notes—Limitations on Mergers and Sale of Assets” and “Description of the Notes—Restrictions on Disposition of Voting Stock of Certain Subsidiaries” included in this prospectus supplement.

The Notes Are Not Insured or Guaranteed by the FDIC

The notes are not savings accounts, deposits or other obligations of any of our bank or non-bank subsidiaries and are not insured by the Federal Deposit Insurance Corporation (the “FDIC”) or any other governmental agency or instrumentality.

You May Be Unable to Sell the Notes Because There Is No Public Trading Market for the Notes

The notes are a new issue of securities with no established trading market. The notes will not be listed on any securities exchange or included in any automated quotation system. Consequently, the notes will be relatively illiquid and you may be unable to sell your notes. Further, if you are able to sell your notes, there can be no assurance as to the price you will receive in such a sale. Future market prices of the notes will depend on many factors, including prevailing interest rates, the condition of the financial markets, our financial condition and results of operations, the then-current ratings assigned to us or our debt securities, and the markets for similar securities.

Although the representatives of the underwriters have advised us that, following completion of the offering of the notes, one or more of the underwriters currently intend to make a secondary market in the notes, they are not obligated to do so and may discontinue any market-making activities at any time without notice. Accordingly, a trading market for the notes may not develop or any such market may not have sufficient liquidity.

USE OF PROCEEDS

We expect to receive net proceeds from this offering of approximately $844.3 million, after expenses and underwriting commissions. We intend to use the net proceeds from this offering for general corporate purposes, which may include securities repurchase programs, capital expenditures, working capital, repayment or reduction of long-term and short-term debt and the financing of acquisitions. Pending such use of the net proceeds, we may invest the proceeds in highly liquid short-term securities.

DESCRIPTION OF THE NOTES

The following is a brief description of the terms of the notes, which does not purport to be complete in all respects. This description is subject to and qualified in its entirety by reference to the Indenture (as defined below).

General

The notes will be issued in an initial aggregate principal amount of $850,000,000 and will mature on May 1, 2025.

The notes will not be entitled to any sinking fund. The notes will be issued only in fully registered book-entry form without coupons and in denominations of $5,000 and integral multiples of $1,000 in excess thereof. We do not intend to apply for the listing of the notes on any securities exchange. The notes will be issued pursuant to the indenture dated September 10, 2007 between us and U.S. Bank National Association, as trustee (the “Indenture”). As discussed below, payment of the principal of, and interest on, the notes represented by one or more global notes registered in the name of or held by DTC or its nominee will be made in immediately available funds to DTC or its nominee, as the case may be, as the registered owner and holder of such global note.

We may, without the consent of the holders of the notes, issue additional notes, provided that such additional notes would be treated as part of the same issue as the original notes of the same series for U.S. federal income tax purposes. Any additional notes will have the same ranking, interest rate, maturity date and other terms as the notes offered hereby (except for the issue date, public offering price and, if applicable, the initial interest accrual date and first interest payment date). Any additional notes issued by us, together with the notes offered by this prospectus supplement, will constitute the same series of debt securities under the Indenture.

Interest

The notes will bear interest at a rate of 4.00% per annum from April 26, 2018 or from the most recent interest payment date to which interest has been paid or provided for, payable semiannually in arrears on May 1 and November 1 of each year, beginning November 1, 2018. Interest payable on the notes on any interest payment date will be payable to the persons in whose names the notes are registered at the close of business on the fifteenth calendar day next preceding the interest payment date. Interest on the notes will be calculated based on a 360-day year consisting of twelve 30-day months.

If any interest payment date, the maturity date or redemption date of any of the notes is not a business day, then payment of principal and interest, as applicable, will be made on the next succeeding business day. No interest will accrue on the amount so payable for the period from such interest payment date or maturity date, or redemption date, as the case may be, to the date payment is made.

A “business day” means any day other than a Saturday, Sunday, or any other day on which banking institutions and trust companies in New York, New York or Atlanta, Georgia, are permitted or required by any applicable law to close.

Ranking

The notes will be senior unsecured indebtedness of SunTrust Banks, Inc. and rank equally with our other senior unsecured indebtedness and will be effectively subordinate to our secured indebtedness. As of March 31, 2018, we and our subsidiaries had $1.3 billion of outstanding secured debt. Because we are a holding company, our right to participate in any distribution of the assets of our banking or nonbanking subsidiaries, upon a subsidiary’s dissolution, winding-up, liquidation or reorganization or otherwise, and thus the ability of a holder of notes to benefit indirectly from such distribution, is subject to the prior claims of creditors of any such subsidiary, except to the extent that we may be a creditor of that subsidiary and our claims are recognized. There are legal limitations on the extent to which some of our subsidiaries may extend credit, pay dividends or otherwise supply funds to, or engage in transactions with, us or some of our other subsidiaries. Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay amounts due under our contracts or otherwise to make any funds available to us. Accordingly, the notes effectively will be subordinated to all existing and future liabilities of our subsidiaries. As of March 31, 2018, our subsidiaries’ direct borrowings and deposit liabilities totaled approximately $167.0 billion.

Redemption or Repayment

We may, at our option, at any time and from time to time prior to March 1, 2025 (two months prior to the maturity date) (the “Par Call Date”), upon not less than 10 nor more than 60 days’ prior notice, redeem all or any portion of the notes at a redemption price equal to 100% of the principal amount of notes to be redeemed, plus accrued and unpaid interest thereon to the date of redemption, plus the make-whole amount as defined below.

As used in connection with such optional redemption:

•

“make-whole amount” means the excess, if any, of: (i) the aggregate present value as of the date of such redemption of each dollar of principal being redeemed and the amount of interest (exclusive of interest accrued to the date of redemption) that would have been payable in respect of each such dollar if such redemption had not been made (assuming for these purposes that the notes mature on the Par Call Date), determined by discounting, on a semi-annual basis, such principal and interest at the Reinvestment Rate (determined on the third business day preceding the date that notice of such redemption is given) from the respective dates on which such principal and interest would have been payable if such redemption had not been made to the date of redemption (assuming for these purposes that the notes mature on the Par Call Date), over (ii) the aggregate principal amount of the notes being redeemed.

•

“Reinvestment Rate” means the yield on U.S. Treasury securities at a constant maturity corresponding to the remaining life (as of the date of redemption, and rounded to the nearest month) to maturity (assuming for these purposes that the notes mature on the Par Call Date) for the principal being redeemed (the “Treasury Yield”), plus 20 basis points. For purposes hereof, the Treasury Yield shall be equal to the arithmetic mean of the yields published in the Statistical Release (as defined below) under the heading which represents the average for the immediately preceding week for “U.S. Government Securities—Treasury Constant Maturities” with a maturity equal to such remaining life (assuming for these purposes that the notes mature on the Par Call Date); provided that if no published maturity exactly corresponds to such remaining life (assuming for these purposes that the notes mature on the Par Call Date), then the Treasury Yield shall be interpolated or extrapolated on a straight-line basis from the arithmetic means of the yields for the next shortest and next longest published maturities. For purposes of calculating the Reinvestment Rate, the most recent Statistical Release published prior to the date of determination of the make-whole amount shall be used. If the format or content of the Statistical Release changes in a manner that precludes determination of the Treasury Yield in the above manner, then the Treasury Yield shall be determined in the manner that most closely approximates the above manner, as reasonably determined by us.

•	“Statistical Release” means the statistical release designated “H.15(519)” or any successor publication which is published daily by the Federal Reserve and which reports yields on actively traded United States government securities adjusted to constant maturities or, if such statistical release is not published at the time of any determination, then such other reasonably comparable index which shall be designated by us.

Calculation of the foregoing will be made by us or on our behalf by a person designated by us; provided, however, that such calculation shall not be a duty or obligation of the trustee.

In addition, at any time on or after the Par Call Date, we may, at our option, at any time and from time to time, upon not less than 10 nor more than 60 days’ prior notice, redeem all or any portion of the notes at a redemption price equal to 100% of the principal amount of notes to be redeemed plus accrued but unpaid interest thereon to the date of redemption.

The notes will not be subject to repayment at the option of the holder at any time prior to maturity and will not be entitled to any sinking fund.

Events of Default, Waiver and Notice

An “event of default,” when used in the Indenture, means any of the following with respect to the notes:

•	non-payment of interest on the notes for 30 days after such payment becomes due;

•	non-payment of the principal on the notes when due;

•	our failure for 90 days after notice in performing any other covenant or warranty in the Indenture;

•	bankruptcy of SunTrust; or

•	receivership of SunTrust Bank.

If an event of default under the Indenture occurs and continues, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding notes may declare the entire principal and all accrued but unpaid interest of the notes to be due and payable immediately. If such a declaration occurs, the holders of a majority of the aggregate principal amount of the outstanding notes can, subject to certain conditions, rescind the declaration.

The holders of a majority in aggregate principal amount of the outstanding notes may waive any past default with respect to the notes, except:

•	a default in payment of principal or interest; or

•	a default under any provision of the Indenture that itself cannot be modified or amended without the consent of the holder of each outstanding note.

The holders of a majority in principal amount of the outstanding notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee.

We are required to file an officers’ certificate with the trustee each year that states, to the knowledge of the certifying officers, whether or not any defaults exist under the terms of the Indenture.

Limitations on Mergers and Sales of Assets

The Indenture generally permits a consolidation or merger between us and another entity. It also permits the sale or transfer by us of all or substantially all of our property and assets. These transactions are permitted if:

•

the resulting or acquiring entity, if other than us, is organized and existing under the laws of a domestic jurisdiction and assumes all of our responsibilities and liabilities under the Indenture, including the payment of all amounts due on the notes and performance of the covenants in the Indenture;

•	immediately after the transaction, and giving effect to the transaction, no event of default under the Indenture exists; and

•	certain other conditions as prescribed in the Indenture are met.

If we consolidate or merge with or into any other entity or sell or lease all or substantially all of our assets according to the terms and conditions of the Indenture, the resulting or acquiring entity will be substituted for us in such Indenture with the same effect as if it had been an original party to the Indenture. As a result, such successor entity may exercise our rights and powers under the Indenture, in our name and, except in the case of a lease of all or substantially all of our properties and assets, we will be released from all our liabilities and obligations under the Indenture and under the notes.

Restriction on Disposition of Voting Stock of Certain Subsidiaries

Under the Indenture, we have agreed not to sell, assign, pledge, transfer or otherwise dispose of any shares of capital stock of any principal subsidiary bank or any securities convertible into or rights to subscribe to such capital stock unless after giving effect to such transaction we would own, directly or indirectly, at least 80% of the outstanding shares of capital stock of each class of capital stock of such principal subsidiary bank. We additionally agreed not to pay any dividend or distribution in capital stock of any principal subsidiary bank unless such principal subsidiary bank, after obtaining any necessary regulatory appraisals, unconditionally guarantees payment of principal and interest on the notes.

The Indenture defines a principal subsidiary bank as any subsidiary bank, the consolidated assets of which constitute 50% or more of our consolidated assets. As of the date of this prospectus supplement, SunTrust Bank was the only subsidiary bank that is a principal subsidiary bank under the Indenture.

Notwithstanding the foregoing, this covenant does not prohibit:

•

any dispositions made by us or any principal subsidiary bank (a) acting in a fiduciary capacity for any person other than us or any principal subsidiary bank or (b) to us or any of our wholly-owned subsidiaries; or

•	the merger or consolidation of a principal subsidiary bank with and into another principal subsidiary bank.

This covenant also does not prohibit sales, assignments, pledges, transfers or other dispositions of voting stock of a principal subsidiary bank where:

•	the sale, assignment, pledge, transfer or other disposition is made, in the minimum amount required by law, to any person for the purpose of the qualification of such person to serve as a director;

•	the sale, assignment, pledge, transfer or other disposition is made in compliance with an order of a court or regulatory authority of competent jurisdiction or as a condition imposed by any such court or regulatory authority to the acquisition by us or any principal subsidiary bank, directly or indirectly, of any other corporation or entity;

•

the sale, assignment, pledge, transfer or other disposition of voting stock or any other securities convertible into or rights to subscribe to voting stock of a principal subsidiary bank as long as (a) such transaction is made for fair market value as determined by our board of directors or the board of directors of the subsidiary disposing of such voting stock or securities and (b) after giving effect to such transaction and to any potential dilution, we and our directly or indirectly wholly-owned subsidiaries will own, directly or indirectly, at least 80% of the voting stock of such principal subsidiary bank;

•

any principal subsidiary bank sells additional shares of its voting stock to shareholders at any price, so long as immediately after such sale we will own, directly or indirectly, at least as great a percentage of the voting stock of such principal subsidiary bank as we owned prior to the sale of such additional shares; or

•	a pledge is made or a lien is created to secure loans or other extensions of credit by a principal subsidiary bank subject to Section 23A of the Federal Reserve Act.

Defeasance and Covenant Defeasance

The Indenture provides that we may deposit in trust with the trustee cash or government securities in an amount sufficient, without reinvestment, to pay all sums due on the notes. If we make this deposit with respect to the notes, then, at our option, we:

•	will be deemed to have satisfied and paid all of our obligations in respect of the notes; or

•

will not need to comply with certain restrictive covenants contained in the Indenture and the occurrence of a covenant default will no longer be an event of default with respect to the notes, which we refer to as “covenant defeasance.”

Such a trust may only be established if, among other things:

•	no event of default exists or occurs as a result of such deposit; and

•

we deliver an opinion of a nationally recognized tax counsel to the effect that the holders will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance.

If we exercise our covenant defeasance option with respect to the notes and the maturity of the notes is accelerated upon an event of default, the amount of cash and government securities on deposit with the trustee may not be sufficient to pay amounts due on the notes at the time of the acceleration. However, we will remain liable with respect to such payments.

Modification of the Indenture

Under the Indenture, certain of our rights and obligations and certain of the rights of holders of the notes may be modified or amended with the consent of the holders of at least a majority of the aggregate principal amount of the notes outstanding. However, the following modifications and amendments will not be effective against any holder of the notes without its consent:

•	a change in the stated maturity date of any payment of principal or interest, including any additional interest;

•	a reduction in or change in the manner of calculating payments due on the notes;

•	a change in the place of payment or currency in which any payment on the notes is payable;

•	a limitation of a holder’s right to sue us for the enforcement of payments due on the notes;

•

a reduction in the percentage of outstanding notes required to consent to a modification or amendment of the Indenture or required to consent to a waiver of compliance with certain provisions of the Indenture or certain defaults under the Indenture;

•	a reduction in the requirements contained in the Indenture for quorum or voting; and

•	a modification of any of the foregoing requirements contained in the Indenture.

Under the Indenture, the holders of at least a majority of the aggregate principal amount of the outstanding notes may waive compliance by us with any covenant or condition contained in the Indenture.

We and the trustee may execute, without the consent of any holder of notes, any supplemental indenture for the purposes of:

•	evidencing the succession of another corporation to us, and the assumption by such successor of our covenants contained in the Indenture and the notes;

•	adding covenants by us for the benefit of the holders of the notes, transferring any property to or with the trustee or surrendering any of our rights or powers under the Indenture;

•	adding any additional events of default for the notes;

•	evidencing and providing for the acceptance of appointment under the Indenture by a successor trustee with respect to the notes;

•

curing any ambiguity, correcting or supplementing any provision in the Indenture that may be defective or inconsistent with any other provision therein or making any other provisions with respect to matters or questions arising under the Indenture, provided that such other provisions shall not adversely affect the interests of the holders of the notes in any material respect;

•	adding to, changing or eliminating any provision of the Indenture as shall be necessary or desirable in accordance with any amendments to the Trust Indenture Act;

•

supplementing any provision of the Indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of the notes in accordance with the Indenture, provided that such action shall not adversely affect the interests of any of the holders of the notes in any material respect; or

•	conforming the terms of the Indenture and the notes to the description of the notes in this prospectus supplement, in the manner provided in the Indenture.

Governing Law

The Indenture and the notes will be governed by, and construed in accordance with, the laws of the State of New York.

The Trustee

U.S. Bank National Association will act as trustee for the notes. The trustee will have all of the duties and responsibilities specified under the Trust Indenture Act. Other than its duties in a case of default, the trustee is under no obligation to exercise any of the powers under the Indenture at the request, order or direction of any holders of notes unless offered reasonable indemnification.

Miscellaneous

We or our affiliates may from time to time purchase any of the notes that are then outstanding by tender, in the open market or by private agreement.

BOOK-ENTRY, DELIVERY AND FORM OF NOTES

The notes will be issued in book-entry form through DTC. DTC will act as securities depositary for the notes. The notes will be issued only as fully registered securities registered in the name of Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC. The notes will be accepted for clearance by DTC. Beneficial interests in the global securities will be shown on, and transfers thereof will be effected only through, the book-entry records maintained by DTC and its direct and indirect participants, including Euroclear and Clearstream. Owners of beneficial interests in the notes will receive all payments relating to their notes in U.S. dollars. One or more fully registered global security certificates, representing the aggregate principal amount of notes issued, will be issued and will be deposited with DTC and will bear a legend regarding the restrictions on exchanges and registration of transfer referred to below.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in the notes, so long as the notes are represented by global security certificates.

DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities deposited with it by its participants, and it facilitates the settlement among direct participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between direct participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to DTC’s system is also available to others such as both U.S. and non-U.S. securities brokers and dealers (including agents), banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The DTC rules applicable to its participants are on file with the SEC.

Purchases of notes under the DTC system must be made by or through direct participants, which will receive a credit for the notes on DTC’s records. The ownership interest of each beneficial owner of notes will be recorded on the direct or indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchase. Beneficial owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Under a book-entry format, holders may experience some delay in their receipt of payments, as such payments will be forwarded by the trustee to Cede & Co., as nominee for DTC. DTC will forward the payments to its participants, who will then forward them to indirect participants or holders. Beneficial owners of notes other than DTC or its nominees will not be recognized by the registrar and transfer agent as registered holders of the notes entitled to the rights of holders thereof. Beneficial owners that are not participants will be permitted to exercise their rights only indirectly through and according to the procedures of participants and, if applicable, indirect participants.

To facilitate subsequent transfers, all notes deposited by direct participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of notes with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the notes; DTC’s records reflect only the identity of the direct participants to whose accounts the notes are credited, which may or may not be the beneficial owners. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to notes unless authorized by a direct participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an omnibus proxy to the issuer as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts notes are credited on the record date (identified in a listing attached to the omnibus proxy).

DTC may discontinue providing its services as securities depositary with respect to the notes at any time by giving reasonable notice to the issuer or its agent. Under these circumstances, in the event that a successor securities depositary is not obtained, certificates for the notes are required to be printed and delivered. We may decide to discontinue the use of the system of book-entry-only transfers through DTC (or a successor securities depositary). In that event, certificates for the notes will be printed and delivered to DTC. If an event of default with respect to the notes has occurred and is continuing, a holder may request that certificates for the notes be registered in such holder’s names.

As long as DTC or its nominee is the registered owner of the global security certificates, DTC or its nominee, as the case may be, will be considered the sole owner and holder of the global security certificates and all notes represented by these certificates for all purposes under the instruments governing the rights and obligations of holders of notes. Except in the limited circumstances referred to above, owners of beneficial interests in global security certificates:

•	will not be entitled to have such global security certificates or the notes represented by these certificates registered in their names;

•	will not receive or be entitled to receive physical delivery of securities certificates in exchange for beneficial interests in global security certificates; and

•

will not be considered to be owners or holders of the global security certificates or the notes represented by these certificates for any purpose under the instruments governing the rights and obligations of holders of notes.

Payments with respect to notes represented by the global security certificates and all transfers and deliveries of notes will be made to DTC or its nominee, as the case may be, as the registered holder of the notes. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from the issuer or its agent, on the payable date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of that participant and not of DTC, the trustee, the issuer or any of their agents, subject to any statutory or regulatory requirements as may be in effect from time to time. Payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) are the responsibility of the issuer or its agent, disbursement of such payments to direct participants will be the responsibility of DTC, and disbursement of such payments to the beneficial owners will be the responsibility of direct and indirect participants.

Ownership of beneficial interests in the global security certificates will be limited to participants or persons that may hold beneficial interests through institutions that have accounts with DTC or its nominee. Ownership of beneficial interests in global security certificates will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by DTC or its nominee, with respect to participants’ interests, or any participant, with respect to interests of persons held by the participant on their behalf. Payments, transfers, deliveries, exchanges, and other matters relating to beneficial interests in global security certificates may be subject to various policies and procedures adopted by DTC from time to time. Neither we nor any agent for us will have any responsibility or liability for any aspect of DTC’s or any direct or indirect participant’s records relating to, or for payments made on account of, beneficial interests in global security certificates, or for maintaining, supervising or reviewing any of DTC’s records or any direct or indirect participant’s records relating to these beneficial ownership interests.

Although DTC has agreed to the foregoing procedures in order to facilitate transfer of interests in the global security certificates among participants, DTC is under no obligation to perform or continue to perform these procedures, and these procedures may be discontinued at any time. We will not have any responsibility for the performance by DTC or its direct or indirect participants under the rules and procedures governing DTC.

Because DTC can act only on behalf of direct participants, who in turn act only on behalf of direct or indirect participants, and certain banks, trust companies and other persons approved by it, the ability of a beneficial owner of notes to pledge the notes to persons or entities that do not participate in the DTC system may be limited due to the unavailability of physical certificates for the notes.

DTC has advised us that it will take any action permitted to be taken by a registered holder of any securities under the Indenture only at the direction of one or more participants to whose accounts with DTC the notes are credited.

The information in this section concerning DTC and its book-entry system has been obtained from sources that we believe to be accurate, but we assume no responsibility for the accuracy thereof.

Clearstream and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries, which in turn will hold interests in customers’ securities accounts in the depositaries’ names on the books of DTC. At the present time, Citibank, N.A. acts as U.S. depositary for Clearstream and JPMorgan Chase Bank, N.A. acts as U.S. depositary for Euroclear (the “U.S. Depositaries”). Beneficial interests in the global securities of a series will be held in denominations of $5,000 and integral multiples of $1,000 in excess thereof.

Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries.

Clearstream is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier and the Banque Centrale du Luxembourg, which supervise and oversee the activities of Luxembourg banks. Clearstream Participants are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations, and may include the underwriters or their affiliates. Indirect access to

Clearstream is available to other institutions that clear through or maintain a custodial relationship with a Clearstream Participant. Clearstream has established an electronic bridge with Euroclear as the operator of the Euroclear System (the “Euroclear Operator”) in Brussels to facilitate settlement of trades between Clearstream and the Euroclear Operator.

Distributions with respect to the notes of a series held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures, to the extent received by the U.S. Depositary for Clearstream.

Euroclear holds securities and book-entry interests in securities for participating organizations (“Euroclear Participants”) and facilitates the clearance and settlement of securities transactions between Euroclear Participants, and between Euroclear Participants and participants of certain other securities intermediaries through electronic book-entry changes in accounts of such participants or other securities intermediaries. Euroclear provides Euroclear Participants, among other things, with safekeeping, administration, clearance and settlement, securities lending and borrowing, and related services. Euroclear Participants are investment banks, securities brokers and dealers, banks, central banks, supranationals, custodians, investment managers, corporations, trust companies and certain other organizations, and may include the underwriters or their affiliates. Non-participants in Euroclear may hold and transfer beneficial interests in a global security through accounts with a Euroclear Participant or any other securities intermediary that holds a book-entry interest in a global security through one or more securities intermediaries standing between such other securities intermediary and Euroclear.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

Distributions with respect to notes of a series held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Terms and Conditions, to the extent received by the U.S. Depositary for Euroclear.

Transfers between Euroclear Participants and Clearstream Participants will be effected in the ordinary way in accordance with their respective rules and operating procedures.

Cross-market transfers between DTC’s participating organizations (“DTC Participants”), on the one hand, and Euroclear Participants or Clearstream Participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by its U.S. Depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (European time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its U.S. Depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the global security in DTC, and making or receiving payment in accordance with normal procedures for same-day fund settlement applicable to DTC. Euroclear Participants and Clearstream Participants may not deliver instructions directly to their respective U.S. Depositaries.

Due to time zone differences, the securities accounts of a Euroclear Participant or Clearstream Participant purchasing an interest in a global security from a DTC Participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear Participant or Clearstream Participant, during the securities settlement processing day (which must be a business day for Euroclear or Clearstream) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream as a result of sales of interests in a global security related to a series of notes by or through a Euroclear Participant or Clearstream Participant to a DTC Participant will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

The information in this section concerning Euroclear and Clearstream and their book-entry systems has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy of that information.

None of us, any of the underwriters or the trustee will have any responsibility for the performance by Euroclear or Clearstream or their respective participants of their respective obligations under the rules and procedures governing their operations.

Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and they may discontinue the procedures at any time.

UNITED STATES FEDERAL TAX CONSEQUENCES TO HOLDERS OF NOTES

The following summary describes the material U.S. federal income tax consequences to you of the purchase, beneficial ownership and disposition of notes as of the date hereof. This summary applies only to holders that purchase notes in this offering at the offering price and that hold the notes as capital assets for tax purposes. This summary does not apply to you if you are a member of a class of holders subject to special rules, such as:

•	a dealer in securities;

•	a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings;

•	a bank;

•	an insurance company;

•	a tax-exempt organization;

•	a person that owns notes that are a hedge or that are hedged against interest rate risks;

•	a person that owns notes as part of a straddle or conversion transaction for tax purposes;

•	a person that purchases or sells notes as part of a wash sale for tax purposes;

•	a person subject to alternative minimum tax;

•	a U.S. holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar; or

•	a U.S. expatriate, “controlled foreign corporation,” or “passive foreign investment company.”

This summary is based upon provisions of the Internal Revenue Code of 1986, as amended (the “Code”), and regulations, rulings and judicial decisions as of the date hereof. Those authorities may be changed, perhaps retroactively, or subject to differing interpretations, so as to result in U.S. federal income tax consequences different from those summarized below.

If an entity classified as a partnership for U.S. federal income tax purposes holds our notes, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding notes, you should consult your tax advisor.

If you are considering the purchase of notes, you should consult your own tax advisor concerning the particular U.S. federal income and estate tax consequences to you of the purchase, beneficial ownership and disposition of notes, as well as the consequences to you arising under the laws of any other taxing jurisdiction, including any state, local or non-U.S. tax consequences.

Please consult your own tax advisor concerning the consequences of owning these notes in your particular circumstances under the Internal Revenue Code and the laws of any other taxing jurisdiction.

For purposes of this summary, a “U.S. holder” means a beneficial owner of a note that is any of the following for U.S. federal income tax purposes:

•	a citizen or resident of the United States;

•	a corporation (or other entity classified as a corporation) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust if (1) its administration is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all of its substantial decisions, or (2) it has a valid election in effect under applicable United States Treasury regulations to be treated as a U.S. person.

A “non-U.S. holder” means a beneficial owner of a note that is not a U.S. holder and not a partnership for U.S. federal income tax purposes.

U.S. Holders

Payments of Interest

In general, you must report interest on the notes as ordinary income at the time it is paid or accrued, in accordance with your regular method of accounting for tax purposes.

Legislation enacted in 2017 modified the rules regarding the timing of income to be recognized by certain accrual method taxpayers. Under the new rules, if you are an accrual method taxpayer, notwithstanding any discussion herein, you may be required to include stated interest and other income on a note no later than the taxable year in which the relevant item of income is taken into account as revenue in an “applicable financial statement” (as defined in Section 451(b) of the Code). You should consult your tax advisor concerning the application of these rules in your particular situation.

Sale, Exchange, Retirement or Other Disposition of the Notes

On the sale, exchange, retirement or other taxable disposition of a note:

•

You will recognize taxable gain or loss equal to the difference between (i) the amount realized by you on the sale, exchange, retirement or other disposition (except to the extent the amount is attributable to accrued interest not previously included in income, which will be taxable as ordinary income) and (ii) your adjusted tax basis in the note.

•

Your gain or loss will generally be capital gain or loss and will be long-term capital gain or loss if you held the note for more than one year at the time of the sale, exchange, retirement or other disposition. Long-term capital gains recognized by non-corporate U.S. holders generally are taxed at reduced rates. The deductibility of capital losses is subject to significant limitations.

Additional Tax on Net Investment Income

A U.S. holder that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, generally will be subject to a 3.8% tax on the lesser of (1) the U.S. holder’s “net investment income” (or “undistributed net investment income” in the case of an estate or trust) for the relevant taxable year and (2) the excess of the U.S. holder’s modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals will be between $125,000 and $250,000, depending on the individual’s tax return filing status). If you are a non-corporate U.S. holder, your net investment income will generally include any income or gain recognized with respect to your notes, unless the income or gain is derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). If you are a U.S. holder that is an individual, estate or trust, you are urged to consult your tax advisor regarding the applicability of this additional tax to your income and gains in respect of your investment in the notes.

Information Reporting and Backup Withholding

Generally, if you are a U.S. holder (other than an exempt recipient), payments of principal and interest made on a note will be subject to information reporting. In addition, you may be subject to a backup withholding tax on those payments if you fail to provide your accurate taxpayer identification number to us or our paying agent in the manner required, are notified by the Internal Revenue Service (the “IRS”) that you have failed to report all interest and dividends required to be shown on your U.S. federal income tax return, or otherwise fail to comply with applicable backup withholding tax rules. You may also be subject to information reporting and backup withholding tax with respect to the proceeds from a sale, exchange, retirement or other taxable disposition of a note. Any amounts withheld from payments to you under the backup withholding tax rules will be allowed as a credit against your U.S. federal income tax liability and may entitle you to a refund, provided the required information is timely furnished to the IRS. We will not pay any additional amounts if any withholding tax is imposed in respect of your notes.

Non-U.S. Holders

U.S. Federal Withholding Tax

Subject to the discussions below under “—Information Reporting and Backup Withholding” and “—Foreign Account Tax Compliance Act,” if you are a non-U.S. holder, payments of principal and stated interest on a note will not be subject to U.S. federal withholding tax, provided that:

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you do not actually (or constructively) own 10% or more of the total combined voting power of all classes of our voting stock within the meaning of the Code and applicable United States Treasury regulations;

•	you are not a controlled foreign corporation that is related to us through stock ownership;

•	the interest is not effectively connected with your conduct of a U.S. trade or business; and

•

the U.S. payor does not have actual knowledge or reason to know that you are a U.S. person, and either (a) you provide your name and address on an IRS Form W-8BEN or W-8BEN-E (or other applicable form), and certify, under penalties of perjury, that you are not a U.S. person or (b) you hold your notes through certain foreign intermediaries and satisfy the certification requirements of applicable United States Treasury regulations.

Special certification and other rules apply to certain non-U.S. holders that are entities rather than individuals.

If you cannot satisfy the requirements described above, payments of interest made to you will be subject to U.S. federal withholding tax at a 30% rate, unless you provide us or our paying agent with a properly executed (1) IRS Form W-8BEN or W-8BEN-E (or other applicable form) claiming an exemption from or reduction in withholding under the benefit of an applicable tax treaty or (2) IRS Form W-8ECI (or other applicable form) stating that interest paid on a note is not subject to withholding tax because it is effectively connected with your conduct of a trade or business in the United States (as discussed below under “—U.S. Federal Income Tax”). We will not pay any additional amounts if any withholding tax is imposed in respect of your notes.

U.S. Federal Income Tax

If you are engaged in a trade or business in the United States and interest on the notes is effectively connected with the conduct of that trade or business (and the interest is attributable to a permanent establishment maintained by you in the United States if that is required by an applicable income tax treaty as a condition for subjecting you to U.S. tax on a net income basis), you will be subject to U.S. federal income tax on that interest on a net income basis (although exempt from the 30% withholding tax, provided you comply with certain certification and disclosure requirements discussed above in “—U.S. Federal Withholding Tax”) in the same manner as if you were a U.S. holder. In addition, if you are a foreign corporation, you may be subject to a branch profits tax equal to 30% (or lower applicable treaty rate) of any effectively connected interest.

Subject to the discussions below under “—Information Reporting and Backup Withholding” and “—Foreign Account Tax Compliance Act,” any gain realized on the sale, exchange, retirement or other taxable disposition of a note generally will not be subject to U.S. federal income or withholding tax unless:

•

the gain is effectively connected with your conduct of a trade or business in the United States (and, if applicable, attributable to a permanent establishment maintained by you in the United States), in which case if you are a foreign corporation the branch profits tax described above may also apply, or

•	you are an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met.

U.S. Federal Estate Tax

If you are an individual who at death is not a U.S. citizen or resident (as specially defined for U.S. federal estate tax purposes), your estate will not be subject to U.S. federal estate tax on notes beneficially owned by you at the time of your death, provided that (1) you do not actually (or constructively) own 10% or more of the total combined voting power of all classes of our voting stock within the meaning of the Code and applicable United States Treasury regulations, and (2) interest on those notes would not have been, if received at the time of your death, effectively connected with the conduct by you of a trade or business in the United States.

Information Reporting and Backup Withholding

The amount of interest paid to you, and the amount of any tax withheld with respect to that interest, must be reported annually to the IRS and you. Copies of the information returns reporting the amount of interest paid to you and the amount of any tax withheld may also be made available to the tax authorities in the country in which you reside under the provisions of an applicable income tax treaty.

In general, you will not be subject to backup withholding with respect to payments of principal and interest on a note, provided that the payor does not have actual knowledge or reason to know that you are a United States person, as defined under the Code, and the certification requirements described in the last bullet point under “—U.S. Federal Withholding Tax” above have been met.

In general, you will not be subject to information reporting and backup withholding with respect to the proceeds of the sale of a note, if (i) the certification requirements described above have been met and the payor does not have actual knowledge or reason to know that you are a United States person, as defined under the Code, or (ii) you otherwise establish an exemption.

Any amounts withheld from payments to you under the backup withholding tax rules will be allowed as a credit against your U.S. federal income tax liability and may entitle you to a refund, provided the required information is timely furnished to the IRS. We will not pay any additional amounts if any withholding tax is imposed in respect of your notes.

Foreign Account Tax Compliance Act

Sections 1471 through 1474 of the Code (commonly referred to as “FATCA”) generally will impose a 30% withholding tax (i) on interest paid on a note and (ii) on gross proceeds from the sale or other disposition of a note that occurs after December 31, 2018, in each case if the note is held by or through:

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certain foreign financial institutions (including investment funds), unless the institution otherwise qualifies for an exemption or enters into an agreement with the U.S. Treasury (i) to collect and report, on an annual basis, information with respect to accounts in the institution held by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons, and (ii) to withhold on certain payments; or

•

a non-financial non-U.S. entity, unless the entity (i) either certifies to the applicable withholding agent or the IRS that the entity does not have any “substantial United States owners” or provides certain information regarding the entity’s “substantial United States owners” or (ii) otherwise establishes an exemption from such withholding tax.

The rules described above may be modified by an intergovernmental agreement entered into between the United States and an applicable foreign country, or by future Treasury regulations or other guidance. We will not pay any additional amounts if any withholding tax is imposed under FATCA in respect of your notes. Non-U.S. holders are encouraged to consult their tax advisors regarding the possible implications of these rules on their investment in the notes.

ERISA CONSIDERATIONS

This section is specifically relevant to you if you propose to invest in the notes on behalf of or with the assets of an employee benefit plan which is subject to the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), a plan or individual retirement account or other arrangement which is subject to Section 4975 of the Code, or any other entity whose assets are deemed to include “plan assets” under ERISA (individually, a “Plan”). If you are proposing to invest in the notes on behalf of or with the assets of a Plan, you should consult your legal counsel before making such investment. This section also may be relevant to you if you are proposing to invest in the notes on behalf of an employee benefit plan or other arrangement which is not subject to the requirements of Section 406 of ERISA or Section 4975 of the Code but may be subject to laws which are similar to ERISA and/or the Code (“Similar Laws”), (individually, a “Non-ERISA Arrangement”) in which event you also should consult your legal counsel before making such an investment.

If you propose to invest in the notes on behalf of or with the assets of a Plan, if applicable, you should consider such investment in light of the fiduciary standards of ERISA as applicable to the Plan’s particular circumstances before authorizing or making an investment in the notes. Accordingly, among other factors, you should consider whether the investment would satisfy the prudence and diversification requirements of ERISA, would meet the Plan’s liquidity requirements and would be consistent with the documents governing the Plan, as well as whether the investment could constitute a prohibited transaction under ERISA or the Code.

Section 406 of ERISA and Section 4975 of the Code prohibit a Plan from engaging in specified transactions involving “plan assets” with persons who are “parties in interest,” within the meaning of Section 3(14) of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, with respect to such Plan. The investment in the notes by or on behalf of a Plan could give rise to a prohibited transaction if the we or any of our current or future affiliates or agents are or become a party in interest or a disqualified person with respect to that Plan. Thus, there is a risk that an investment in the notes by or on behalf of a Plan could constitute a violation of those “prohibited transaction” rules and therefore could result under ERISA in a claim against you for a breach of fiduciary duty and other liabilities and could result under the Code in an excise tax assessment and other liabilities for us and/or our affiliates, unless in either case the investment comes under an applicable statutory or administrative prohibited transaction exemption or there is some other basis on which the purchase, holding and disposition of the notes will not constitute a non-exempt prohibited transaction under ERISA or Section 4975 of the Code and is not prohibited under applicable Similar Laws. The U.S. Department of Labor (the “DOL”) has issued five administrative prohibited transaction class exemptions (“PTCEs”) that may provide an exemption from some direct or indirect prohibited transactions resulting from investing in the notes. These class exemptions are PTCE 96-23, as amended, for specified transactions effected by in-house asset managers, PTCE 95-60, as amended, for specified transactions involving insurance company general accounts, PTCE 91-38, as amended, for specified transactions involving bank collective investment funds, PTCE 90-1, for specified transactions involving insurance company separate accounts, and PTCE 84-14, as amended, for specified transactions effected by independent qualified professional asset managers. In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code may provide a limited exemption for the purchase and sale of the notes and related lending transactions, provided that neither the issuer of the notes nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of the Plan involved in the transaction and provided further that the Plan pays no more, and receives no less, than adequate consideration in connection with the transaction (the so-called “service provider exemption”). There can be no assurance, however, that any of these statutory or class exemptions will be available with respect to any particular transactions involving the notes.

Furthermore, any fiduciary or other person considering investing in the notes on behalf of or with the assets of a Plan should also take into account the fact that SunTrust and its affiliates will not have any direct fiduciary relationship with or duty to any purchaser or holder of the notes, either with respect to such purchaser or holder’s investment in the notes or with respect to the management of SunTrust and its affiliates. Similarly, it is intended that SunTrust and its affiliates will not be subject to any fiduciary or investment restrictions that may exist under laws specifically applicable to any Plans. The DOL has issued a final regulation significantly expanding the concept of “investment advice” for the purpose of determining fiduciary status under ERISA. The final regulation, which became applicable on June 9, 2017 (which is subject to court challenge and selective administrative enforcement, as more fully described below), provides a carve-out from fiduciary status that would cover the marketing of interests in certain entities if, among other conditions, the communications regarding such entity are made to a sophisticated independent Plan fiduciary, and the person communicating fairly informs the independent fiduciary of the existence and nature of the person’s financial interests and that he or she is not undertaking to provide impartial investment advice or advice in a fiduciary capacity with respect to such investment. SunTrust, the underwriters and their respective affiliates believe that this prospectus supplement together with the accompanying prospectus fully and fairly discloses the existence and nature of their financial interests. Furthermore, each person purchasing the notes in this offering on behalf of or with the assets of a Plan will be required to make deemed representations designed to confirm compliance with such carve-out under the DOL’s fiduciary regulation.

Note, however, that on March 15, 2018, the Fifth Circuit Court of Appeals, in Chamber of Commerce v. U.S. Department of Labor, in a 2-1 decision, vacated the DOL’s fiduciary regulation. The Fifth Circuit’s decision is scheduled to take effect on May 7, 2018. However, the DOL may decide to appeal the ruling, and other Circuit Courts of Appeals have affirmed portions of the fiduciary regulation, indicating additional judicial review of the fiduciary regulation may further modify or interpret the regulation in the future. Although the DOL has stated that it will not enforce the regulation “pending further review,” each person purchasing the notes in this offering on behalf of or with the assets of a Plan, will still be required to make the deemed representations relating to the fiduciary regulation.

Each person purchasing the notes in this offering on behalf of or with the assets of a Plan will be deemed to have represented by its decision to purchase the notes or any interest therein that (i) neither SunTrust, the underwriters nor any of their respective affiliates has acted as the Plan’s fiduciary, or has been relied upon for any advice, with respect to the purchaser or holder’s decision to acquire, hold, sell, exchange, vote or provide any consent with respect to the notes, and neither SunTrust, the underwriters nor any of their respective affiliates shall at any time be relied upon as the Plan’s fiduciary with respect to any decision to purchase, continue to hold, sell, exchange, vote or provide any consent with respect to the notes, and (ii) the decision to purchase such notes or interest therein was made at the recommendation or direction of an “independent fiduciary” within the meaning of 29 C.F.R. Section 2510.3-21(c), as amended (the “DOL Fiduciary Rule”) (such fiduciary, an “Independent Fiduciary”) of such Plan, who is independent of SunTrust, SunTrust’s affiliates, any underwriter and their respective employees, agents and affiliates (each, a “Covered Person”), and that such fiduciary (1) is either (a) a bank as defined in Section 202 of the U.S. Investment Advisers Act of 1940 (the “Advisers Act”) or similar institution that is regulated and supervised and subject to periodic exam by a U.S. state or U.S. federal agency, (b) an insurance carrier which is qualified under the laws of more than one U.S. state to perform the services of managing, acquiring or disposing of the assets of an “employee benefit plan” as defined in Section 3(3) of ERISA or “plan” described in Section 4975 of the Code, (c) an investment adviser registered under the Advisers Act or, if not registered as an investment adviser under the Advisers Act by reason of paragraph (1) of section 203A of the Advisers Act, is registered as an investment adviser under the laws of the U.S. state in which it maintains its principal office and place of business, (d) a broker-dealer registered under the U.S. Securities Exchange Act of 1934, as amended, and/or (e) an Independent Fiduciary (not described in clauses (a)-(d) above), excluding an individual directing his or her own individual retirement account or Plan account or any relative of such an individual, that holds, or has under management or control, total assets of at least $50 million, and that will at all times that such person holds the notes hold or have under management or control total assets of at least $50 million; (2) is duly authorized to make such investment decision, (3) has not relied on any advice or recommendation by any Covered Person, (4) in consultation with its advisers, has carefully considered the impact of ERISA, the Code and the regulations, rules, procedures and judicial decisions thereunder, to the extent applicable, and any applicable Similar Law, on its investment in the notes, (5) is capable of evaluating investment risks independently, both in general and with respect to particular transactions and investment strategies (within the meaning of the DOL Fiduciary Rule), including, without limitation, the decision to commit assets of the Plan for investment in the notes, (6) is a fiduciary under ERISA and/or Section 4975 of the Code with respect to the purchaser or holder’s investment in the notes and is responsible for exercising independent judgment in evaluating the investment in the notes, and (7) has read the governing documents applicable to the notes (such as this prospectus supplement and the accompanying prospectus) and has been fairly informed by SunTrust and the underwriters and understands, acknowledges and agrees that (a) neither SunTrust, the underwriters nor any of their respective affiliates is undertaking to provide impartial investment advice or recommendations, or to give advice or recommendations in a fiduciary capacity, in connection with the purchaser or holder’s investment in the notes, and (b) SunTrust, the underwriters and their respective affiliates have a financial interest in the purchaser’s investment in the notes on account of the fees and other remuneration that SunTrust, the underwriters and/or their respective affiliates expect to receive in connection with the transactions contemplated hereunder.

Any purchaser or holder of the notes or any interest therein will also be deemed to have represented, in its corporate and fiduciary capacity, by its purchase and holding of the notes or any interest therein that it is either (1) not a Plan or Non-ERISA Arrangement, and is not purchasing the notes on behalf of or with the assets of any Plan or Non-ERISA Arrangement, or (2) its purchase and holding of the notes will not (based on advice of counsel) result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or a similar violation under any applicable Similar Laws. Any person making the decision to invest in the notes on behalf of a Plan will, by purchasing the notes, will also be deemed to have represented, in its corporate and fiduciary capacity, that (1) the purchaser will pay no more than adequate consideration in connection with the purchase of the notes, (2) the purchaser or holder or its fiduciary has made and shall make all investment decisions for the purchaser or holder and the purchaser or holder has not relied and shall not rely in any way upon SunTrust or any of its affiliates to act as a fiduciary or adviser of the purchaser or holder with respect to (A) the design and terms of the notes, (B) the purchaser or holder’s investment in the notes, or (C) the exercise of, or failure to exercise, any rights SunTrust has under or with respect to the notes, (3) SunTrust and its affiliates have acted and will act solely for their own account in connection with all transactions relating to the notes, (4) any and all assets and positions relating to hedging transactions by SunTrust or its affiliates are assets and positions of those entities and are not assets and positions held for the benefit of the purchaser or holder, (5) SunTrust’s interests are adverse to the interests of the purchaser or holder, and (6) neither SunTrust nor any of its affiliates is a “fiduciary” (within the meaning of ERISA or any Similar Laws) or adviser of the purchaser or holder in connection with any such assets, positions or transactions, and any information that SunTrust or any of its affiliates may provide is not intended to be impartial investment advice.

Due to the complexity of the prohibited transaction rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the notes on behalf of, or with the assets of, any Plan or Non-ERISA Arrangement, consult with their counsel regarding the potential consequences of the investment and whether a prohibited transaction exemption, or similar relief under Similar Laws, is available. Purchasers and holders of the notes have the sole and exclusive responsibility for ensuring that their purchase, holding and disposition of the notes complies with the fiduciary responsibility rules of ERISA and does not violate the prohibited transaction rules of ERISA or the Code (or in the case of a Non-ERISA Arrangement, any Similar Laws). The sale of any notes to any person acting on behalf of or using the assets of any Plan or Non-ERISA Arrangement is in no respect a representation by us or any of our affiliates or representatives that such an investment is appropriate for, or meets all relevant legal requirements with respect to investments by, Plans or Non-ERISA Arrangements generally or any particular Plan or Non-ERISA Arrangement or that such investment is appropriate for such Plans or Non-ERISA Arrangements generally or any particular Plan or Non-ERISA Arrangement.

The notes are contractual financial instruments. The financial exposure provided by the notes is not a substitute or proxy for, and is not intended as a substitute or proxy for, individualized investment management or advice for the benefit of any purchaser or holder of the notes. The notes have not been designed and will not be administered in a manner intended to reflect the individualized needs and objectives of any purchaser or holder of the notes.

UNDERWRITING (CONFLICTS OF INTEREST)

We are offering the notes described in this prospectus supplement through a number of underwriters. We have entered into an underwriting agreement with the underwriters listed below for whom SunTrust Robinson Humphrey, Inc., Barclays Capital Inc., Morgan Stanley & Co. LLC and RBC Capital Markets, LLC are acting as representatives. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriters, and each underwriter has severally agreed to purchase, at the public offering prices less the underwriting discounts and commissions set forth on the cover page of this prospectus supplement, the principal amount of notes indicated in the following table.

Underwriters	Principal amount of notes to be purchased
SunTrust Robinson Humphrey, Inc.	$180,625,000
Barclays Capital Inc.	180,625,000
Morgan Stanley & Co. LLC	180,625,000
RBC Capital Markets, LLC	180,625,000
Citigroup Global Markets Inc.	51,000,000
R. Seelaus & Co., Inc.	25,500,000
Samuel A. Ramirez & Company, Inc.	25,500,000
The Williams Capital Group, L.P.	25,500,000

Total	$850,000,000

The underwriters are obligated to take and pay for all of the notes if any notes are taken. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may also be increased or the offering may be terminated. The offering of the notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

The underwriters propose to offer the notes directly to the public at the public offering prices set forth on the cover page of this prospectus supplement and may offer the notes to certain dealers at a price that represents a selling concession not in excess of 0.250% of the principal amount of the notes. Any such dealers may resell notes to certain other brokers and dealers at a price that represents a selling concession not in excess of 0.100% of the principal amount of the notes. After the initial offering, the offering price and other selling terms may from time to time be varied by the underwriters.

We have agreed that we will not offer, sell, contract to sell or otherwise dispose of any of our debt securities or warrants to purchase or otherwise acquire our debt securities that are substantially similar to the notes for a period of 30 days from the date of this prospectus supplement with the exception of the notes, commercial paper issued in the ordinary course of business or securities or warrants permitted with the prior written consent of the representatives.

The aggregate proceeds to us are set forth on the cover page hereof before deducting our expenses in offering the notes. We estimate that we will spend approximately $1.2 million for expenses, excluding underwriting commissions and discounts, allocable to the offering.

We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect thereof.

The notes are offered for sale only in those jurisdictions in the United States where it is legal to make such offers. The underwriters intend to offer the notes for sale primarily in the United States either directly or through affiliates or other dealers acting as selling agents. The underwriters may also offer the notes for sale outside the United States either directly or through affiliates or other dealers acting as selling agents.

Prior to this offering, there has been no public market for the notes. We have been advised by the underwriters that they intend to make a market in the notes but they are not obligated to do so and may discontinue any market-making activities at any time without notice. No assurance can be given as to the liquidity of, or the trading markets for, the notes.

In connection with the offering, the underwriters may engage in transactions that stabilize the market price of the notes. Such transactions may consist of bids or purchases to peg, fix or maintain the price of the notes. If the underwriters create a short position in the notes in connection with the offering (i.e., if they sell more notes than are listed on the cover page of this prospectus supplement), the underwriters may reduce that short position by purchasing notes in the open market. Purchases of a security to stabilize the price or to reduce a short position may cause the price of the security to be higher than it might be in the absence of these purchases.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased notes sold by or for the account of such underwriter in stabilizing or short covering transactions.

Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the notes. In addition, neither we nor the underwriters make any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Certain of the underwriters and their respective affiliates have provided, and may in the future provide, a variety of these services to us and to persons and entities with relationships with us, for which they received or will receive customary fees and expenses.

In the ordinary course of their various business activities, the underwriters and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities and/or instruments of us (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with us. The underwriters and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

Selling Restrictions

Canada

The notes may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

European Economic Area

Each underwriter has represented and agreed that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any notes which are the subject of the offering contemplated by this prospectus supplement to any retail investor in the EEA. For the purposes of this provision:

(a)	the expression retail investor means a person who is one (or more) of the following:

(i)	a retail client as defined in point (11) of Article 4(1) of MiFID II; or

(ii)	a customer within the meaning of the Insurance Mediation Directive, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(iii)	not a qualified investor as defined in the Prospectus Directive; and

(b)	the expression “an offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes.

Japan

The securities have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the “Financial Instruments and Exchange Law”) and each underwriter has agreed that it will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Hong Kong

The notes may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Singapore

This prospectus supplement and the accompanying prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA. Where the notes are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the notes under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

Switzerland

The notes may not be offered, sold or advertised, directly or indirectly, in, into or from Switzerland on the basis of a public offering and will not be listed on the SIX Swiss Exchange or any other offering or regulated trading facility in Switzerland. Accordingly, neither this offering circular, nor any other marketing materials relating to the notes constitutes a prospectus as defined in article 652a or article 1156 of the Swiss Code of Obligations or a listing prospectus as defined in article 32 of the Listing Rules of the SIX Swiss Exchange or any other regulated trading facility in Switzerland. Any resales of the notes by the Distribution Agent thereof may only be undertaken on a private basis to selected individual investors in compliance with Swiss law. Neither this pricing supplement and the accompanying offering circular nor any other offering or marketing materials relating to the notes may be copied, reproduced, distributed or passed on to others or otherwise made available in Switzerland without our prior written consent. By accepting this offering circular or any other offering or marketing materials relating to the notes, or by subscribing to the notes, investors are deemed to have acknowledged and agreed to abide by these restrictions. Investors are advised to consult with their financial, legal or tax advisers before investing in the notes.

United Kingdom

In the United Kingdom, this prospectus supplement and any other document or materials relating to the issue of the notes is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in Article 2(1)(e) of the Prospectus Directive) (i) who are investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) who are high net worth entities (or persons to whom it may otherwise be lawfully communicated)

falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). This prospectus supplement or any other document related thereto or any of their contents must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons.

Each underwriter has represented and agreed that:

(a)	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, as amended (the “FSMA”) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA does not apply to the issuer; and

(b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

Conflicts of Interest

SunTrust Robinson Humphrey, Inc., our subsidiary, is participating in this offering of notes as an underwriter. Accordingly, this offering is being conducted in compliance with the provisions of FINRA Rule 5121. SunTrust Robinson Humphrey, Inc. is not permitted to sell the notes in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the customer to which the account relates.

In the future, SunTrust Robinson Humphrey, Inc. or our other affiliates may repurchase and resell the notes in market-making transactions, with resales being made at prices related to prevailing market prices at the time of the resale or at negotiated prices.

VALIDITY OF THE SECURITIES

The validity of the notes offered hereby will be passed upon for us by King & Spalding LLP, Atlanta, Georgia, and for the underwriters by Sullivan & Cromwell LLP, New York, New York. Sullivan & Cromwell LLP will rely as to matters of Georgia law upon the opinions of King & Spalding LLP and Ellen M. Fitzsimmons, Esq., Corporate Executive Vice President, General Counsel and Corporate Secretary of SunTrust. As of April 20, 2018, Ms. Fitzsimmons owned 5,342 shares of our common stock, inclusive of 5,300 shares of restricted stock or restricted stock units that are subject to forfeiture, which she is deemed to beneficially own in accordance with Rule 13d-3. Sullivan & Cromwell LLP regularly performs legal services for SunTrust and its affiliates.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2017 and the effectiveness of our internal control over financial reporting as of December 31, 2017 as set forth in their reports, which are incorporated by reference in this prospectus supplement and elsewhere in the registration statement. Our financial statements and our management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2017 are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

PROSPECTUS

SunTrust Banks, Inc.

Senior Debt Securities

Subordinated Debt Securities

Preferred Stock

Depositary Shares

Common Stock

Warrants

Purchase Contracts

Units

The securities listed above may be offered and sold by us or may be offered and sold, from time to time, by one or more selling securityholders to be identified in the future. We will provide the specific terms of these securities in supplements to this prospectus. We may offer and sell these securities to or through one or more underwriters, dealers and agents, directly to purchasers or through a combination of these methods, on a continuous or delayed basis from time to time. You should read this prospectus and the applicable prospectus supplement carefully before you invest in the securities described in the applicable prospectus supplement.

This prospectus may not be used to sell securities unless accompanied by the applicable prospectus supplement.

These securities will be our equity securities or unsecured obligations, will not be savings accounts, deposits or other obligations of any bank or savings association, and will not be insured by the Federal Deposit Insurance Corporation, the bank insurance fund or any other governmental agency or instrumentality.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 15, 2015

Unless the context requires otherwise, references to “we,” “us,” “our” and similar terms are to SunTrust Banks, Inc. and its subsidiaries.

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission (“SEC”) using a “shelf” registration process. Under this shelf registration statement, we may sell, either separately or together, senior debt securities, subordinated debt securities, preferred stock, depositary shares representing interests in preferred stock, common stock, warrants, purchase contracts and units in one or more offerings.

Each time we sell securities, we will provide a prospectus supplement, pricing supplement, index supplement, product supplement or other type of offering document or supplement (together referred to herein as a “prospectus supplement”) that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

The registration statement that contains this prospectus, including the exhibits to the registration statement, contains additional information about us and the securities offered under this prospectus. That registration statement can be read at the SEC web site or at the SEC offices mentioned under the heading “Where You Can Find More Information.”

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC web site at http://www.sec.gov. To receive copies of public records not posted to the SEC’s web site at prescribed rates, you may complete an online form at http://www.sec.gov, send a fax to (202) 772-9337 or submit a written request to the SEC, Office of FOIA/PA Operations, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information. Our SEC filings are also available at the offices of the New York Stock Exchange. For further information on obtaining copies of our public filings at the New York Stock Exchange, you should call 212-656-3000.

The SEC allows us to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the following documents listed

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below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than, in each case, information that is deemed not to have been filed in accordance with SEC rules), until we sell all the securities offered by this prospectus:

•	Annual Report on Form 10-K for the year ended December 31, 2014;

•	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2015 and June 30, 2015;

•	Current Reports on Form 8-K filed March 11, 2015, April 29, 2015 and August 13, 2015;

•	the description of SunTrust’s Perpetual Preferred Stock, Series A, no par value and $100,000 liquidation preference per share, contained in our Registration Statement on Form 8-A, under Section 12(b) of the Exchange Act, filed September 12, 2006, including any amendment or report filed for the purpose of updating such description; and

•	the description of SunTrust’s Perpetual Preferred Stock, Series E, no par value and $100,000 liquidation preference per share, contained in our Registration Statement on Form 8-A, under Section 12(b) of the Exchange Act, filed December 20, 2012, including any amendment or report filed for the purpose of updating such description; and

•	the description of SunTrust’s common stock, $1.00 par value per share, contained in our Registration Statement on Form 8-A, under Section 12(b) of the Exchange Act, filed March 5, 2003, including any amendment or report filed for the purpose of updating such description.

You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing), at no cost, by writing or calling us at the following address:

SunTrust Banks, Inc.

303 Peachtree Street, NE

Atlanta, Georgia 30308

Telephone: 404-658-4879

Attn: Corporate Secretary

You should rely only on the information contained or incorporated by reference in this prospectus and the applicable prospectus supplement. We have not authorized anyone else to provide you with additional or different information. We may only use this prospectus to sell securities if it is accompanied by a prospectus supplement. We are only offering these securities in jurisdictions where the offer is permitted. You should not assume that the information in this prospectus or the applicable prospectus supplement or any document incorporated by reference is accurate as of any date other than the dates of the applicable documents.

USE OF PROCEEDS

We intend to use the net proceeds from the sales of securities as set forth in the applicable prospectus supplement.

VALIDITY OF THE SECURITIES

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities may be passed upon for us by our counsel, King & Spalding LLP, Atlanta, Georgia. Any underwriters will be represented by their own legal counsel.

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EXPERTS

Ernst & Young LLP, an independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2014, and the effectiveness of our internal control over financial reporting as of December 31, 2014, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in this registration statement. Our consolidated financial statements as of December 31, 2014 are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on the authority of such firm as experts in accounting and auditing.

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SunTrust Banks, Inc.

$850,000,000

4.00% Senior Notes due 2025

Joint Bookrunners

SunTrust Robinson Humphrey	Barclays	Morgan Stanley	RBC Capital Markets

Co-Managers

Citigroup	R. Seelaus & Co., Inc.	Ramirez & Co., Inc.	The Williams Capital Group, L.P.